Exhibit 99.1
                                                                    ------------

CONTACT:     PORTER,  LEVAY  &  ROSE,  INC.
FOR  IMMEDIATE  RELEASE
                                                                  (212) 564-4700
                                                               NOVEMBER 18, 2008

 N-VIRO INTERNATIONAL CORPORATION REPORTS 56% INCREASE IN THIRD QUARTER REVENUE

TOLEDO, OH, NOVEMBER 18, 2008 -- N-Viro International Corp., (OTC BB: NVIC.OB), an environmental and materials handling company that owns patented technologies that convert various types of waste into the renewable biofuel N-Viro Fuel , today reported financial results for the third quarter and nine months ended September 30, 2008.

FINANCIAL  HIGHLIGHTS  FOR  THE  THIRD  QUARTER  2008  INCLUDED:
- Revenue increased to $1,456,000, a 56% increase over the $936,000 reported in the 2007 third quarter;
- Gross profit increased to $201,000, a 27% increase over last year's $158,000 in the comparable quarter
- Operating expenses decreased 10% to $379,000 compared with $422,000 in the third quarter of 2007;
- Operating loss for the quarter decreased to $178,000 from $264,000 reported in the 2007 third quarter;
- Net loss decreased to $194,000 or $0.04 per share, compared with last year's third quarter loss of $235,000 or $0.06 per share.

FINANCIAL  HIGHLIGHTS  FOR  THE  NINE  MONTHS  OF  2008  INCLUDED:
- Revenue increased to $3,777,000 a 22% increase over the $3,090,000 reported in the 2007 nine-month period;
- Gross profit was $554,000 compared with $569,000 in last year's nine month period;
- Operating expenses decreased to $1,327,000 compared with $1,431,000 for last year's nine-month period;
- Operating loss decreased to $774,000 compared with $862,000 in the prior year's nine-month period;
- Net loss decreased to $734,000 or $0.17 per share, compared with last year's nine-month loss of $859,000 or $0.22 per share.

Timothy R. Kasmoch, President and CEO of N-Viro International Corp. said, "Improvements in revenue this quarter were in large part the result of increased facility management revenue and improved facility management efficiency from both our Florida operation and our Toledo, Ohio facility. During the past 24 months we have successfully transformed our business model to that of an operating company, and we now have nearly 99% of our revenue emanating from operations, with the remainder from royalty fees. Our Daytona Beach facility, where we currently service 12 municipalities, including our recently added Tohopekaliga Water Authority, serves as a model for our future expansion efforts. With current production at that facility at approximately 350 tons of biosolids a day, we are just about halfway to full capacity."

                                     -more-

He added, "We continue to work with Michigan State University on our long-term agreement for the design, construction and operation of an N-Viro Fuel facility adjacent to the T.B. Simon Power Plant, which generates steam and power for MSU. With anticipated work under the Agreement expected to be completed by November 25, 2008, pending final negotiations and approvals, we would anticipate construction of the facility to begin in mid-2009."

Mr. Kasmoch concluded, "On the financial front, Monroe Bank and Trust's recent extension of our $400,000 commercial line of credit for 12 months, until October 15, 2009, provides us with a seal of approval for our business plan and our ability to execute upon our strategy. This funding will provide us with the means to expand business at both of our current facilities. Further, our business development activities have demonstrated that there are many exciting opportunities for us to further expand our business with our N-Viro Bio Dry and N-Viro Fuel technologies, and our recently announced joint venture in Mahoning Valley exemplifies those opportunities. We continue to identify partners, both public and private, who will allow us to build, own and operate N-Viro facilities. We have all assets and personnel in place to continue growth, and expect our growth to come from both current operations and new business development."

About  NVIC
-----------

More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to
                                   -------------
info@nviro.com.
--------------



Special  Cautionary  Note  Regarding  Forward-Looking  Statements
-----------------------------------------------------------------
The Company cautions that words used in this document such as "expects," "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Further, the success and profitability of the project would depend on the actual revenues and expenses of the Company, which may differ from the Company's estimates. Factors that may cause expenses to differ from the Company's expectations include, fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Fuel. All of these factors, and other factors, will affect the viability and profitability of the development, construction and operation of new facilities utilizing the Company's technologies. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.



                          - Financial Tables Follow -


                                         N-VIRO INTERNATIONAL CORPORATION
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (unaudited)


                                                                       Three Months               Nine Months
                                                                      Ended Sept. 30            Ended Sept. 30
                                                                 ------------------------  ------------------------
                                                                    2008         2007         2008         2007
                                                                 -----------  -----------  -----------  -----------
REVENUES                                                         $1,456,033   $  935,639   $3,776,623   $3,089,913

COST OF REVENUES                                                  1,255,257      777,683    3,222,883    2,521,340
                                                                 -----------  -----------  -----------  -----------

GROSS PROFIT                                                        200,776      157,956      553,740      568,573

OPERATING EXPENSES
   Selling, general and administrative                              378,913      421,560    1,327,315    1,430,871
                                                                 -----------  -----------  -----------  -----------

OPERATING LOSS                                                     (178,137)    (263,604)    (773,575)    (862,298)

OTHER INCOME (EXPENSE)
   Interest income                                                      739        1,267        2,568        4,565
   Interest expense                                                 (16,718)     (19,375)     (47,343)     (48,229)
   Gain on legal debt forgiven                                            0       46,613       84,158       46,613
                                                                 -----------  -----------  -----------  -----------
                                                                    (15,979)      28,505       39,383        2,949
                                                                 -----------  -----------  -----------  -----------

LOSS BEFORE INCOME TAXES                                           (194,116)    (235,099)    (734,192)    (859,349)

   Federal and state income taxes                                         -            -            -            -
                                                                 -----------  -----------  -----------  -----------

NET LOSS                                                         $ (194,116)  $ (235,099)  $ (734,192)  $ (859,349)
                                                                 ===========  ===========  ===========  ===========


Basic and diluted loss per share                                 $    (0.04)  $    (0.06)  $    (0.17)  $    (0.22)
                                                                 ===========  ===========  ===========  ===========

Weighted average common shares outstanding - basic and diluted    4,331,854    4,003,104    4,252,025    3,937,114
                                                                 ===========  ===========  ===========  ===========



                                               N-VIRO INTERNATIONAL CORPORATION
                                                 CONSOLIDATED BALANCE SHEETS

                                                                    September 30, 2008 (Unaudited)    December 31, 2007
                                                                    -------------------------------  -------------------
ASSETS
------------------------------------------------------------------
CURRENT ASSETS
Cash and cash equivalents:
     Unrestricted                                                   $                      136,676   $           62,321
     Restricted                                                                            138,074              135,506
  Trade Receivables, net                                                                   586,425              440,958
  Prepaid expenses and other current assets                                                321,324              185,330
                                                                    -------------------------------  -------------------
            Total current assets                                                         1,182,499              824,115

Property and Equipment, Net                                                              1,777,860            1,300,428

Intangible and Other Assets, Net                                                           255,890              318,523
                                                                    -------------------------------  -------------------

                                                                    $                    3,216,249   $        2,443,066
                                                                    ===============================  ===================

LIABILITIES AND STOCKHOLDERS' DEFICIT
------------------------------------------------------------------
CURRENT LIABILITIES
  Current maturities of long-term debt                              $                      367,397   $          174,253
  Line of credit                                                                           375,000              364,000
  Accounts payable                                                                       1,085,182            1,055,268
  Accrued liabilities                                                                      228,753              236,175
                                                                    -------------------------------  -------------------
            Total current liabilities                                                    2,056,332            1,829,696

Long-term debt, less current maturities                                                  1,174,926              772,374
                                                                    -------------------------------  -------------------

            Total liabilities                                                            3,231,258            2,602,070

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Common stock, $.01 par value; authorized 15,000,000 shares; issued
        4,464,275 in 2008 and 4,145,359 in 2007                                             44,643               41,454
   Additional paid-in capital                                                           17,837,133           16,962,134
   Accumulated deficit                                                                 (17,211,894)         (16,477,702)
                                                                    -------------------------------  -------------------
                                                                                           669,882              525,886
   Less treasury stock, at cost, 123,500 shares                                            684,890              684,890
                                                                    -------------------------------  -------------------
            Total stockholders' deficit                                                    (15,008)            (159,004)
                                                                    -------------------------------  -------------------

                                                                    $                    3,216,249   $        2,443,066
                                                                    ===============================  ===================
